UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2009, at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of CryoPort, Inc. (the “Company”), the Company’s stockholders adopted the CryoPort, Inc. 2009 Stock Incentive (the “2009 Incentive Plan”), which previously had been approved by the Company’s Board of Directors on August 31, 2009, subject to shareholder approval.  The 2009 Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards (collectively, “Awards”) to employees, officers, consultants and independent contractors of the Company. The Company’s Compensation and Governance Committee or such other committee as may be designated by the Board has the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the 2009 Incentive Plan, subject to the limitations and other provisions of the 2009 Incentive Plan.

The purpose of the 2009 Incentive Plan is to promote the interest and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the continued growth and profitability of the Company.

A total of 12,000,000 shares of the Company’s common stock is authorized for the granting of Awards under the 2009 Incentive Plan. The number of shares available for Awards, as well as the terms of outstanding Awards are subject to adjustment as provided in the 2009 Incentive Plan for stock splits, stock dividends, recapitalizations and other similar events.

Awards may be granted under the 2009 Incentive Plan until October 9, 2019 or until all shares available for Awards under the 2009 Incentive Plan have been purchased or acquired unless the stockholders of the Company vote to approve an extension of the 2009 Incentive Plan prior to such expiration date.

This summary of the 2009 Incentive Plan is qualified in its entirety by reference to the full text of the 2009 Incentive Plan, a copy of which is attached hereto as Exhibit 10.21 and incorporated herein by this reference.  In addition, a more detailed summary of the 2009 Incentive Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on September 11, 2009, and is incorporated herein by this reference.  A copy of the form of Incentive Stock Option Award Agreement under the CryoPort, Inc. 2009 Stock Incentive Plan is attached hereto as Exhibit 10.22 and incorporated herein by this reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2009, the Board of the Company approved and adopted certain amendments to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”) (i) to permit the issuance and transfer of uncertificated shares of its stock, and (ii) to require the Company’s stockholders to provide advance notice of business to be brought before a meeting of the Company’s stockholders.  The Bylaw Amendment was effective on October 9, 2009.

The Board approved the Bylaw Amendment to permit uncertificated shares in response to NASDAQ Marketplace Rules which require that all companies listed on NASDAQ be eligible to participate in a Direct Registration Program operated by a clearing agency registered under the Securities Exchange Act of 1934, as amended.  A Direct Registration Program permits investors to have securities registered in their name without having a physical stock certificate issued.  Although the Company’s stock is currently traded on the OTC Bulletin Board Market, the Company desires to list its stock on The NASDAQ Stock Market.  The Company’s prior Amended and Restated Bylaws did not prohibit the issuance of uncertificated shares of the Company’s stock, however the Board decided to approve and adopt the amendments described herein to expressly permit the issuance of uncertificated shares.

In addition, the Board approved the Bylaw Amendment to require the Company’s stockholders to provide advance notice of business to be brought before a meeting of the Company’s stockholders to ensure that meetings of the Company’s stockholders are conducted in an orderly and professional manner.

The description of the amendments approved and adopted by the Board and the Bylaw Amendment contained in this report is qualified in its entirety by reference to (i) the full text of the Certificate of Amendment of Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.18 and incorporated herein by reference, and (ii) the full text of the prior Amended and Restated Bylaws of the Company, a copy of which was filed on February 23, 2006 with the Securities and Exchange Commission as Exhibit 3.5 to the Company’s Form 10-SB/A4 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.18	Certificate of Amendment of Amended and Restated Bylaws of CryoPort, Inc.
10.21	CryoPort, Inc. 2009 Stock Incentive Plan
10.22	Form of Incentive Stock Option Award Agreement under the CryoPort, Inc. 2009 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: October 15, 2009	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
3.18	Certificate of Amendment of Amended and Restated Bylaws of CryoPort, Inc.
10.21	CryoPort, Inc. 2009 Stock Incentive Plan
10.22	Form of Incentive Stock Option Award Agreement under the CryoPort, Inc. 2009 Stock Incentive Plan